Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Unisys Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-51887, 333-73399, 333-87409, 333-40012, 333-56036, 333-103324, 333-107338, 333-114718, 333-145429, 333-155733, 333-156569) on Form S-8 and in the Registration Statements (No. 333-85650, 333-155735, 333-161905) on Form S-3 and in the Registration Statement (No. 333-74745) on Form S-4 of Unisys Corporation of our reports dated February 24, 2010, with respect to the consolidated balance sheets of Unisys Corporation as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity (deficit) and cash flows for the years then ended, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear or are incorporated by reference in the December 31, 2009 Annual Report on Form 10-K of Unisys Corporation.

Our report refers to the adoption of a standard which changed the presentation and disclosure of noncontrolling interests in consolidated financial statements, and retroactively adjusted all periods presented in the consolidated financial statements for the change.

Philadelphia, Pennsylvania

February 24, 2010